Exhibit 99.9

PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 p.m., ET, on January 17, 2018.

VOTE BY INTERNET **WWW.FCRVOTE.COM/NS1**

Use the Internet to transmit your voting instructions up until 11:59 p.m., ET, on January 17, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-866-859-2528**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET, on January 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: **First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.**

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

PROXY

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

Proposal	FOR	AGAINST	ABSTAIN
1. Proposal to approve the merger of NorthStar Real Estate Income Trust, Inc. ("NorthStar I") with and into Colony NorthStar Credit Real Estate, Inc. (the "Company"), with the Company surviving the merger, pursuant to the Amended and Restated Master Combination Agreement, dated as of November 20, 2017, as may be further amended and restated, as more fully described in the accompanying joint proxy statement/prospectus (we refer to the foregoing proposal as the NorthStar I merger proposal).	☐	☐	☐
2. Proposal to approve an amendment to NorthStar I's charter to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the remaining assets of NorthStar I in connection with a merger of NorthStar I approved by NorthStar I's stockholders in accordance with NorthStar I's charter (we refer to the foregoing proposal as the first NorthStar I charter amendment proposal).	☐	☐	☐
3. Proposal to approve an amendment to NorthStar I's charter to delete certain provisions regarding roll-up transactions (we refer to the foregoing proposal as the second NorthStar I charter amendment proposal).	☐	☐	☐
4. Proposal to adjourn the NorthStar I special meeting, if necessary or appropriate, as determined in the sole discretion of the chairperson of the NorthStar I special meeting, to solicit additional proxies in favor of the NorthStar I merger proposal, the NorthStar I first charter amendment proposal and the NorthStar I second charter amendment proposal (we refer to the foregoing proposal as the NorthStar I adjournment proposal).	☐	☐	☐

Signature

Signature (Capacity)

Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, JANUARY 17, 2018, TO BE INCLUDED IN THE VOTING RESULTS. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. The Notice of the Special Meeting and the Joint Proxy Statement/Prospectus are available at www.fcrvote.com/NS1 Continued and to be signed on the reverse side. If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing. PROXY NORTHSTAR REAL ESTATE INCOME TRUST, INC. SPECIAL MEETING OF STOCKHOLDERS January 18, 2018, 9:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Daniel R. Gilbert, Frank V. Saracino and Jenny B. Neslin, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of NorthStar Real Estate Income Trust, Inc. (NorthStar I) owned by the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of J.P. Morgan, 270 Park Avenue, 11th Floor, New York, New York 10017 , on January 18, 2018 at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof. This proxy is solicited on behalf of the Board of Directors of NorthStar I. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of NorthStar I. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the approval of the NorthStar I merger proposal, FOR the approval of the NorthStar I first charter amendment proposal, FOR the approval of the NorthStar I second charter amendment proposal and FOR the approval of the NorthStar I adjournment proposal. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the accompanying joint proxy statement/prospectus describing more fully the proposals set forth herein. CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE. YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE TO REGISTER YOUR VOTE PROMPTLY. INSTRUCTIONS ON REVERSE SIDE.